Exhibit 12

                                                                                    For the Three Months Ended
                                 For the Twelve Months ended October 31,                   January 31,
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                            1999       2000       2001       2002       2003           2003           2004
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Earnings:
Income before
income taxes               $161,678   $232,766   $339,712   $347,318    $411,153         $71,920        $78,970
Interest expense             41,896     46,816     59,038     65,344      74,086          16,107         14,728
Rent expense                    425        639        852        930       1,150             273            353
Amortization                  1,538        635        897      1,037       2,689           1,230            269
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                           $205,537   $280,856   $400,499   $414,629    $489,078         $89,530        $94,320
                         =======================================================  ==============================

Fixed charges:
Homebuilding
Interest
incurred                    $52,914    $60,275    $79,245    $90,331    $104,763         $25,784        $28,241
Rent expense                    425        639        852        930       1,150             273            353
Amortization                  1,538        635        897      1,037       2,689           1,230            269
                         -------------------------------------------------------  ------------------------------

                            $54,877    $61,549    $80,994    $92,298    $108,602         $27,287        $28,863
                         =======================================================  ==============================
Ratio                          3.75       4.56       4.94       4.49        4.50            3.28           3.27